                                                                    EXHIBIT 99.1


OMNIVISION TECHNOLOGIES COMPLETES ACQUISITION OF CDM OPTICS

SUNNYVALE, CA - April 20, 2005 - OmniVision Technologies, Inc. (NASDAQ: OVTI) reported today that it has completed the previously announced acquisition of privately held CDM Optics, Inc. ("CDM") and that CDM has become a wholly owned subsidiary of OmniVision. All of CDM's eighteen employees are expected to stay with CDM at its existing location in Boulder, Colorado.

CDM is the exclusive licensee of a patented technology, known as Wavefront Coding(TM), that substantially increases the performance of an imaging system by increasing the depth of field and/or correcting optical aberrations within the image. For example, in transforming the task of focusing a lens from an opto-mechanical process to one of optical encoding and signal processing, Wavefront Coding is expected to significantly reduce the size and complexity of the auto-focus function on future camera modules utilizing OmniVision sensors.

The closing consideration consisted of $10 million in cash and approximately 515,000 shares of OmniVision common stock (which will be registered for resale with the SEC within 30 days of the closing). OmniVision will pay an additional $10 million in cash upon the shipment of a pre-determined number of revenue-producing products incorporating CDM's technology OmniVision expects to have product samples available within 12 to 18 months, with shipments expected to commence 3 to 6 months thereafter.

According to Peter V. Leigh, OmniVision's chief financial officer, CDM and the costs associated with the acquisition will be included in the Company's fiscal year-end balance sheet at April 30, 2005, and CDM's results of operations will be included in OmniVision's financial statements commencing in its fiscal year 2006, which begins on May 1, 2005. The Company does not expect to record any one-time acquisition-related charges in the current quarter ending April 30, 2005. The Company currently anticipates that the acquisition's initial effect on net income will not exceed $0.01 per share per quarter.

ABOUT OMNIVISION

OmniVision Technologies designs and markets high-performance semiconductor image sensors. Its OmniPixel(TM) and CameraChip(TM) products are highly integrated single-chip CMOS image sensors for mass-market consumer and commercial applications such as mobile phones, digital still cameras, security and surveillance systems, interactive video games, PCs and automotive imaging systems. Additional information is available at www.ovt.com.

OmniVision, CameraChip and OmniPixel are trademarks of OmniVision Technologies, Inc.; Wavefront Coding is a trademark of CDM Optics, Inc.

SAFE-HARBOR STATEMENT

Certain statements in this press release, including statements regarding the capabilities of and prospects for Wavefront Coding technology, the ability of OmniVision and CDM to develop and integrate such technology successfully, the financial statement impact of the development and integration of such technology and of the related operations at CDM, as well as the time frames within which such technology is expected to begin sampling and reach production and shipment in OmniVision products, are forward-looking statements that are subject to risks and uncertainties. These risks and uncertainties, which could cause the forward-looking statements and OmniVision's results to differ materially, include, without limitation: potential errors, design flaws, costs and expenses, manufacturing issues or other problems associated with such technology; customer acceptance and demand for products incorporating such technology; and the other risks detailed from time to time in OmniVision's Securities and Exchange Commission filings and reports, including, but not limited to, OmniVision's annual reports filed on Form 10-K and quarterly reports filed on Form 10-Q. OmniVision expressly disclaims any obligation to update information contained in any forward-looking statement.


CONTACT INFORMATION

COMPANY CONTACT:
Peter V. Leigh
OmniVision Technologies, Inc.
(408) 542-3000

INVESTOR RELATIONS:
Philip Bourdillon, Eugene Heller
Silverman Heller Associates
(310) 208-2550

MEDIA CONTACT:
Martijn Pierik
Positio Public Relations
(408) 453-2400